UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010 (August 23, 2010)

ABERCROMBIE & FITCH CO.
 (Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 23, 2010, Michael S. Jeffries, Chairman of the Board and Chief Executive Officer of Abercrombie & Fitch Co. (the “Company”), entered into a Rule 10b5-1 trading plan (the “Plan”) with a broker to sell shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”), that will be acquired upon the exercise of certain of Mr. Jeffries’ employee stock options which, if not exercised, would expire on various dates in February 2011 and February 2012. Mr. Jeffries entered into the Plan for investment diversification.

Mr. Jeffries currently intends to sell up to an aggregate of 1,789,490 shares of Common Stock pursuant to the Plan during the period beginning on September 23, 2010 and ending in February of 2012, at which time the Plan will terminate. Transactions effected under the Plan will be reported by Mr. Jeffries through Rule 144 and Form 4 filings made with the Securities and Exchange Commission, as appropriate.

The Plan is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and with the Company’s Policy Statement Regarding Trading in Company Securities and Compliance with Federal Securities Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: August 25, 2010	By: /s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel and Secretary